                                              CONFIDENTIAL TREATMENT REQUESTED
                                                                 EXHIBIT 10.90






                           ==========================




                    MASTER MORTGAGE LOAN PURCHASE AGREEMENT




                           --------------------------




                           Dated as of June 29, 1998




                           --------------------------


                                SOVEREIGN BANK,
                                    as Buyer

                           MEGO MORTGAGE CORPORATION,
                                   as Seller



                           ==========================

                               TABLE OF CONTENTS


ARTICLE I           DEFINITIONS
         Section 1.1  Defined Terms...............................................................................1

ARTICLE II          PURCHASE AND SALE COMMITMENT
         Section 2.1  Flow Purchase and Delivery Obligation.......................................................8
         Section 2.2  Acceptance of Loan..........................................................................8
         Section 2.3  Conditions and Timing of Purchase...........................................................9
         Section 2.4  Underwriting Review........................................................................10
         Section 2.5  Exclusivity................................................................................10
         Section 2.6  Right of First Refusal.....................................................................11

ARTICLE III         PURCHASE AND SALE OF LOANS
         Section 3.1  Conveyance of Mortgage Loans; Possession and Ownership.....................................12
         Section 3.2  Price and Closing Methodology..............................................................12
         Section 3.3  Custodial Agreement........................................................................13
         Section 3.4  Delivery of Documents......................................................................13
         Section 3.5  Prepayment Rebate..........................................................................15

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF SELLER
         Section 4.1  Representations and Warranties of Seller - General.........................................16
         Section 4.2  Representations and Warranties of Seller As to Each Loan...................................19
         Section 4.3  Representations and Warranties of Buyer....................................................28
         Section 4.4  Remedies for Breach of Representations and Warranties......................................29
         Section 4.5  Indemnification............................................................................30

ARTICLE V           LOSS PROTECTION
         Section 5.1  Reserve Account............................................................................31
         Section 5.2  Remedy For First Payment Default...........................................................32
         Section 5.3  Remedy to Insure Accuracy of Real Estate Appraisals........................................32

ARTICLE VI          COVENANTS
         Section 6.1  Covenants of Seller........................................................................33
         Section 6.2  Covenants of Buyer.........................................................................34
         Section 6.3  Mutual Covenants...........................................................................35

ARTICLE VII         EVENT OF PURCHASE TERMINATION
         Section 7.1  Events of Purchase Termination.............................................................35
         Section 7.2  Buyer's Rights.............................................................................37



                                      (i)

ARTICLE VIII        MISCELLANEOUS
         Section 8.1   Relationship of the Parties...............................................................38
         Section 8.2   Sale Treatment............................................................................38
         Section 8.3   Survival of Covenants, Agreements, Representations and Warranties;
                       Successors and Assigns....................................................................38
         Section 8.4   Severability..............................................................................38
         Section 8.5   Fees and Expenses.........................................................................38
         Section 8.6   Waivers...................................................................................38
         Section 8.7   Notices...................................................................................39
         Section 8.8   Assignment................................................................................39
         Section 8.9   Captions..................................................................................39
         Section 8.10  Entire Agreement..........................................................................39
         Section 8.11  Duration of This Agreement................................................................40
         Section 8.12  Governing Law; Consent to Jurisdiction; Waiver of Jury Trial..............................40
         Section 8.13  Recordation of Agreement..................................................................40
         Section 8.14  Endorsements..............................................................................41
         Section 8.15  Reproduction of Documents.................................................................41
         Section 8.16  Sale and Security Interest................................................................41
         Section 8.17  Excess Servicing Fee......................................................................41
         Section 8.18  Further Assurances........................................................................41
         Section 8.19  Clean up Call.............................................................................42
         Section 8.20  Servicer is Third Party Beneficiary.......................................................42

Exhibits

Exhibit A - Officer's Certificate

Exhibit B - Opinion of Counsel

Exhibit C - Underwriting Guidelines

Exhibit D - The Servicing Agreement

Exhibit E - Bill of Sale



                                      (ii)

                    MASTER MORTGAGE LOAN PURCHASE AGREEMENT

                    MASTER MORTGAGE LOAN PURCHASE AGREEMENT (this "Agreement"), dated as of June 29, 1998, by and between SOVEREIGN BANK, located in Wyomissing, Pennsylvania, a federal savings bank organized and existing under the laws of the United States of America ("Buyer"), and MEGO MORTGAGE CORPORATION, a Delaware corporation, located in Atlanta, Georgia (the "Seller").

                                    RECITALS

                    Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, on the terms and subject to the conditions set forth herein certain Loans originated or purchased by Seller evidenced by notes and secured by mortgages of the agreed upon priority on real property owned by the mortgagors.

                    Buyer and Seller desire to enter into this Agreement to govern the sale and purchase of said Loans.

                    NOW, THEREFORE, in consideration of the above recitals and the mutual covenants contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

                    Section 1.1 Defined Terms. Capitalized terms used herein shall have the meanings given to such terms in this Section 1.1. The following words and phrases, unless the context otherwise requires, shall have the following meanings:

                    125 Loans: Those loans which comply with the Underwriting Guidelines and the other terms and conditions of this Agreement having an LTV in excess of 100% but not exceeding 125% and which conform to the terms and conditions of this Agreement.

                    Acceptance Sheet: The document delivered to Seller by Buyer as set forth in Section 2.2.

                    Accepted Servicing Practices: As to any Loan, those mortgage servicing practices of prudent mortgage lending institutions that service for themselves and for other investors mortgage loans of the same type as the Loan in the jurisdiction where the related Mortgaged Property is located.

                    Agreement: This Master Mortgage Loan Purchase Agreement and all amendments hereof and supplements hereto.

                    ALTA: The American Land Title Association or any successor thereto.

                    Appraised Value: The value of the related Mortgaged Property as set forth in an appraisal if required pursuant to the Underwriting Guidelines made in connection with the origination of a Loan.

                    Assignment of Mortgage: As to any Loan, an assignment of the related Mortgage, notice of transfer, or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Loan to the Buyer.

                    Bankruptcy Law. Title 11 of the U.S. Code or any other federal or state law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts now or hereafter in effect relating to creditors' rights and remedies generally.

                    Bill of Sale: The Bill of Sale in the form attached hereto as Exhibit E.

                    Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which Federal Savings banks are authorized or obligated by law or executive order to be closed.

                    Buyer: Sovereign Bank, or its successor in interest or any successor to the Buyer under this Agreement as herein provided.

                    Closing Date: June 29, 1998.

                    Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation (or consideration received for a deed in lieu of condemnation), to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan documents.

                    Custodial File: As to any Loan, each of the items set forth in Sections 3.4(a) and 3.4(b).

                    Custodian: State Street Bank and Trust Company or such other custodian reasonably acceptable to Buyer and Seller.

                    Cut-off Date: The close of business on the Business Day five days prior to the related Funding Date.

                    Deleted Mortgage Loan: A Loan which is repurchased by the Seller in accordance with the terms of this Agreement.



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                    Due Date: The day of the month on which the Monthly Payment is due on a Loan, exclusive of any days of grace.

                    Excess Servicing Fee. With respect to each Loan, a monthly amount equal to one-twelfth of the product of (a) the Excess Servicing Fee Rate and (b) the outstanding principal balance of such Loan. Such amount shall be determined monthly, computed on the same basis and on the same principal amount and period respecting which any related interest payment on such Loan is completed. The Excess Servicing Fee is limited to, and funded solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds) and is payable only after payment of the Servicing Fee and interest on the Loans to Buyer at the Remittance Rate.

                    Excess Servicing Fee Rate: Except as set forth below, the Excess Servicing Fee Rate is the difference between (a) the Interest Rate and
(b) the sum of ((x) the Remittance Rate and (y) the Servicing Fee Rate).

                    FNMA: The Federal National Mortgage Association, or any successor thereto.

                    Funding Date: The Funding Date shall be no later than the last Business Day of each calendar quarter beginning with the initial Funding Date of December 31, 1998, or as otherwise mutually agreed to between the parties.

                    Funding Date Principal Balance: The principal balance of the applicable Loan as of the Cut-off Date for a related Funding Date after deduction of payments of principal actually received on or before such Cut-off Date.

                    Hazardous Substances: (i) Those substances included within the definitions of any one or more of the terms: "hazardous substances," "hazardous materials," "toxic substances," "toxic pollutants," and "hazardous waste" in the Clean Water Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act of 1976, as amended, or the Hazardous Materials Transportation Act, as amended, or in the regulations promulgated pursuant to such laws, (ii) such other substances, materials, and wastes as are classified as hazardous or toxic under federal, state or local laws or regulations, and (iii) any materials, wastes or substances that are (a) petroleum; (b) friable asbestos;
(c) polychlorinated biphenyls; (d) flammable explosives; or (e) radioactive materials.

                    High LTV Loan: Those loans which comply with the Underwriting Guidelines and the other terms and conditions of this Agreement and which have an LTV not exceeding 100%.

                    Initial Certification of Receipt: The certification of receipt from the Custodian certifying as to receipt of the items set forth in
Section 3.4(a).

                    Insurance Proceeds: With respect to each Loan, proceeds of insurance policies including, without limitation, hazard and flood insurance insuring the Loan or the related Mortgaged Property.

                    Interest Rate: The annual rate of interest borne on a Note.

                    Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Loan, whether through the sale or assignment of such Loan, trustee's sale, foreclosure sale or otherwise, or the sale of an REO Property.

                    Loan: An individual 125 Loan and/or High LTV Loan identified on the Loan Schedule, which Loan includes, without limitation, the Mortgage File, the Monthly Payments, Principal Prepayments, Prepayment Penalty, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

                    Loan Schedule: The schedule of Loans to be delivered on the Funding Date, such schedule setting forth the following information with respect to each Loan: (1) the Seller's Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the state and zip code; (4) the mailing address of the Mortgagor; (5) a code indicating the property type of the Mortgaged Property (e.g., single-family residence, two-family, three-family, four-family, planned unit development, condominium, etc.); (6) the original months to maturity, (7) the remaining months to maturity from the Cut-off Date based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (8) the Loan-to-Value Ratio at origination; (9) the Interest Rate; (10) the date on which the Loan was originated; (11) the stated maturity date; (12) the amount of the Monthly Payment; (13) the last Due Date for which a Monthly Payment was received; (14) the original principal amount of the Loan; (15) the Funding Date Principal Balance; (16) the date on which the first payment was due on the Loan; (17) the Appraised Value or stated value, as applicable pursuant to the Underwriting Guidelines; (18) the lien priority of the Mortgage; (19) the amount of the Senior Lien, if any; (20) Seller Loan program type; (21) FICO score; and (22) other credit scores, if any.

                    Loss: means the negative result, if any, of the following calculations: (x) the total of: (i) the Stated Principal Balance of the Loan, with accrued interest thereon at the Remittance Rate up to the earlier of (A) the date a loss is established under generally accepted accounting principles consistently applied and (B) the date the Loan is charged-off (except for a Loan in foreclosure or for which there is a deed in lieu of foreclosure then upon final liquidation of the Loan or Mortgaged Property); (ii) all advances by or charged to Buyer; less (y) the net Liquidation Proceeds. For purposes of determining Loss, charge-off of a Loan shall occur when the applicable Mortgagor is 180 days delinquent on a contractual basis.

                    LTV: With respect to any Loan, the ratio (expressed as a percentage) of (i) (a) the principal balance of the Loan at origination plus
(b) the remaining principal balance of any Senior Lien at the time of origination to (ii) the Appraised Value or stated value (as applicable pursuant to the Underwriting Guidelines) of the Mortgaged Property.

                    Monthly Advance: Any advances of principal and interest made by the Seller or the Seller's servicing agent with respect to delinquent Monthly Payments.

                    Monthly Payment: The scheduled monthly payment of principal and interest on a Loan.

                    Mortgage: The mortgage, deed of trust or other instrument securing a Note, which creates a lien on an unsubordinated estate in fee simple in real property securing the Note.

                    Mortgage File: All documents, records, and items pertaining to a particular Loan, including without limitation the Custodial File.

                    Mortgaged Property: The real property subject to the Mortgage securing repayment of the debt evidenced by a Note.

                    Mortgagor: The obligor on a Loan.

                    Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, which shall not include a lost note affidavit.

                    Officer's Certificate: A certificate in the form of Exhibit A signed by the Chairman, any Vice Chairman, the President, any Vice President or any assistant Vice President and by the Treasurer, the Secretary or any Assistant Treasurers or Assistant Secretaries of the Seller and delivered to Buyer as required by this Agreement.

                    Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other legal entity.

                    Pool: The pool of Loans purchased on a given Funding Date or such other pool of Loans as agreed by the Buyer and Seller.

                    Prepayment Penalty: Any fee, penalty or other similar cost paid by the Mortgagor (other than the principal balance and accrued interest) in connection with the payment of the principal balance of a Note prior to its scheduled due date.

                    Prepayment Rebate: The prepayment rebate set forth in
Section 3.5.

                    Principal Prepayment: Any payment or other recovery of principal on a Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any Due Date in any month subsequent to the month of prepayment.

                    REO Property: A Mortgaged Property acquired by Buyer through foreclosure or by deed in lieu of foreclosure.

                    Rebate Date: The earlier of (1) the actual date of repurchase, (2) the date Seller received notice of or knew of the applicable breach or other event which led to repurchase, or (3) the last Due Date for which a Monthly Payment was received.

                    Remittance Date: The Remittance Date set forth in the Servicing Agreement.

                    Remittance Rate: With respect to a Loan in a specific Pool, as of the applicable Cut-off Date, the yield on the interpolated 4-year U.S. Treasury securities adjusted to a constant term to maturity as published by the Federal Reserve Board plus either (i) *** basis points for 125 Loans and (ii) *** basis points for High LTV Loans.

                    Repurchase Price: A price equal to 100 percent of the Stated Principal Balance of the Loan, plus (i) accrued and unpaid interest on such Stated Principal Balance at the Remittance Rate from the date with respect to which interest has last been paid to and received by the Buyer to the date of repurchase, plus (ii) rebate of premium to Buyer as follows: If a Loan is repurchased pursuant to this Agreement, Seller shall, upon demand by Buyer, refund to Buyer the premium (which, for a High LTV Loan shall be *** of the Funding Date Principal Balance and for a 125 Loan shall be *** of the Funding Date Principal Balance) paid by Buyer to Seller as follows: if the Rebate Date is within one (1) month of the Funding Date, 12/12ths of the premium shall be refunded; if the Rebate Date is within two (2) months of the Funding Date, 11/12ths of the premium shall be refunded; if the Rebate Date is within three
(3) months of the Funding Date, 10/12ths of the premium shall be refunded; if the Rebate Date is within four (4) months of the Funding Date, 9/12ths of the premium shall be refunded; if the Rebate Date is within five (5) months of the Funding Date, 8/12ths of the premium shall be refunded; if the Rebate Date is within six (6) months of the Funding Date, 7/12ths of the premium shall be refunded; if the Rebate Date is within seven (7) months of the Funding Date, 6/12ths of the premium shall be refunded; if the Rebate Date is within eight
(8) months of the Funding Date,



*** OMITTED PURSUANT TO A CONFIDENTIAL
    TREATMENT REQUEST AND FILED SEPARATELY
    WITH THE COMMISSION

5/12ths of the premium shall be refunded; if the Rebate Date is within nine (9) months of the Funding Date, 4/12ths of the premium shall be refunded; if the Rebate Date is within ten (10) months of the Funding Date, 3/12ths of the premium shall be refunded; if the Rebate Date is within eleven (11) months of the Funding Date, 2/12ths of the premium shall be refunded; if the Rebate Date is within twelve (12) months of the Funding Date, 1/12th of the premium shall be refunded.

                    Reserve Account: Each Reserve Account shall be a noninterest bearing, uninsured account established with the Buyer by the Seller on behalf of the Buyer. A separate Reserve Account shall be established on each Funding Date in connection with the related Pool.

                    Seller: Mego Mortgage Corporation, or its successor in interest.

                    Senior Lien: The lien, if any, on the Mortgaged Property, senior in right to the Mortgage, which senior lien amount is identified in the Loan Schedule.

                    Servicer: City Mortgage Services, a division of City National Bank of West Virginia, or, its successor in interest.

                    Servicing Agreement: The Servicing Agreement the form of which is attached hereto as Exhibit D.

                    Servicing Fee Rate: 0.75 percent per annum for High LTV Loans and 1.00 percent for 125 Loans.

                    Stated Principal Balance: As to each Loan, (i) the Funding Date Principal Balance, minus (ii) all amounts previously distributed to the Buyer with respect to the related Loan representing payments or recoveries of principal.

                    Target Reserve Account Balance: With respect to each Pool, the Target Reserve Account shall be equal to (a) for the four (4) year period subsequent to the Funding Date or until such time when the aggregate Stated Principal Balance of Loans in such Pool is equal to or less than *** of the Funding Date Principal Balance, *** of the Funding Date Principal Balance, or
(b) upon reaching the fourth (4th) anniversary of the Funding Date with respect to such Pool or when the aggregate Stated Principal Balance of Loans in such Pool is equal or less than *** of the Funding Date Principal Balance whichever occurs first, *** of the Stated Principal Balance at the time of such event. Once the Target Reserve Account Balance for a Pool is determined in accordance with part (b) of this paragraph, the Target Reserve Account Balance shall remain at *** of the Stated Principal Balance until this Agreement is terminated with respect to such Pool.



*** OMITTED PURSUANT TO A CONFIDENTIAL
    TREATMENT REQUEST AND FILED SEPARATELY
    WITH THE COMMISSION

                    Underwriting Guidelines: The underwriting guidelines attached hereto as Exhibit C or as such underwriting guidelines may be changed, amended, modified or supplemented from time to time but only with the consent of Buyer which consent may be withheld for any reason or no reason. Any change, amendment, modification or supplement for purposes of this Agreement shall only apply to Loans originated or purchased by Seller via Seller's correspondent network or other origination channels after such changes, amendments, modifications, or supplements are consented to by Buyer.

                    Y2K Compliant: Shall mean, collectively with respect to any product or system and its constituent elements, that such product or system and its constituent elements correctly, completely, consistently, accurately, reliably, efficiently, and securely processes, transforms, operates, sorts, calculates, compares, reports, displays, archives and accepts commands related to data and associated programs across multiple interfaces and across multiple centuries without utilizing bridges, gateways and the like while still preserving the level of functionality, usability, reliability, efficiency, performance and accessibility of such data and associated programs as existed prior to any modification to such product or system and its constituent elements to make the same Y2K compliant.

                                   ARTICLE II

                          PURCHASE AND SALE COMMITMENT

                    Section 2.1 Flow Purchase and Delivery Obligation. By this Agreement and subject to the terms of this Agreement, for each calendar quarter beginning with the calendar quarter ending December 31, 1998 and ending with the calendar quarter ending September 30, 2001, the Buyer shall purchase from Seller and the Seller shall use its best efforts to originate or acquire through Seller's correspondent network or other origination channels and then sell to Buyer on the Funding Date for each such calendar quarter 125 Loans and High LTV Loans in aggregate Funding Date Principal Balance of $100,000,000, which $100,000,000 shall not consist of more than $75,000,000 of 125 Loans; provided, however, that Buyer shall not be required to purchase more than $200,000,000 of 125 Loans in aggregate Funding Date Principal Balance for each of the following periods: (1) the period beginning on the date of this Agreement and ending September 30, 1999; (2) the period beginning October 1, 1999 and ending September 30, 2000; and (3) the period beginning, October 1, 2000 and ending September 30, 2001. Nothing herein shall require Seller to acquire or originate loans at a loss (as determined in accordance with generally accepted accounting principles consistently applied) in order to fulfill the requirements of this Section.

                    Section 2.2 Acceptance of Loan. Seller shall, at least monthly, offer Loans to Buyer for acceptance for purchase pursuant to this Agreement. Buyer shall, in response to such an offer, issue to Seller an Acceptance Sheet within 10 Business Days of receipt of such offer and all information reasonably necessary for Buyer to accept such Loans pursuant to this Section 2.2, thereby indicating that Buyer has reviewed such Loans and identifying which Loans

Buyer has accepted and which Loans Buyer has rejected for purchase pursuant to this Agreement. The aggregate principal balance of Loans submitted by Seller for such acceptance shall be at least $5,000,000. Notwithstanding an acceptance by Buyer and the issuance to Seller of an Acceptance Sheet, Buyer's obligation to purchase such Loans on the Funding Date shall still be subject to Seller's compliance with the terms and conditions of this Agreement and the Loans being in compliance with the Underwriting Guidelines and representations and warranties of this Agreement, and such acceptance shall not constitute a waiver of any representation, warranty, covenant or condition of this Agreement unless specifically set forth in writing in such Acceptance Sheet.

                    Section 2.3  Conditions and Timing of Purchase.

                           (a)     Purchase by the Buyer of the Loans shall
occur on each Funding Date (unless otherwise agreed to by the Seller and the Buyer).

                           (b)     Purchase by Buyer of Loans on the applicable
Funding Date is conditioned upon the following:

                                   (i)       compliance by Seller in all
         material respects with all requirements of this Agreement, including without limitation Section 2.4 of this Agreement;

                                   (ii)      the representations and warranties
         of Seller under this Agreement being true and correct in all material respects as of the Funding Date;

                                   (iii)     each Mortgage Loan being purchased
         having been reviewed and approved by Buyer pursuant to Section 2.4 hereof;

                                   (iv)      receipt by Buyer of a complete
         Loan Schedule for all of the Loans in the applicable Pool from Seller to Buyer;

                                   (v)       If Buyer requests prior to the
         Funding Dates, receipt by Buyer from Seller of an Opinion of Counsel of the Seller in the form of Exhibit B, dated the date of execution of this Agreement;

                                   (vi)      receipt by Buyer from Seller of an
         Officer's Certificate, in the form of Exhibit A, and attached thereto the resolutions of the Seller and a certificate of good standing of the Seller;

                                   (vii)     receipt by Buyer from Seller of a
         certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Loans were acquired by Seller by merger or acquired or originated by Seller while conducting business under a name other than its present name;

                                   (viii)    receipt by Buyer of the Initial
         Certification of Receipt from the Custodian; and

                                   (ix)      receipt of a release from any and
         all lenders having an interest in any Loan.

                                    (x)      the Buyer received the offer to
         purchase together with all information required pursuant to this Agreement to make such decision at least 10 Business Days prior to the applicable Funding Date.

                           (c)      In the event that any conditions in (b)
above to the purchase of a Loan by Buyer are not fully satisfied, the obligation of Buyer to purchase such Loan or Loans shall, at Buyer's option,
(x) be suspended until such time as Seller has fulfilled all such conditions or
(y) be terminated, and the Buyer shall have no further obligation or liability with respect to such Loan or Loans. Any loan Buyer rejects pursuant this
Section 2.3 (other than loans rejected pursuant to Section 2.3(b)(iii), which loans Seller shall be free to sell to any third party; provided that Seller has acted in good faith in submitting such loans for approval) shall, after such rejection, be governed by Section 2.6(b) of this Agreement. The Seller shall use its reasonable best efforts to fulfill each condition in (b) above and to remedy any defect or failure of such conditions as soon as practicable.

                    Section 2.4 Underwriting Review. Prior to each Funding Date, the Buyer or its agent shall have the right to conduct an underwriting review of each related Loan to determine whether such Loan is acceptable for purchase. Seller shall cooperate fully with the Buyer or its agent and shall provide Buyer or its agents with full on-site access and all reasonably requested information. Buyer may, in accordance with the Underwriting Guidelines and in its sole discretion, reject any Loan, or determine that additional documentation or explanatory material is required for the underwriting review. The underwriting review of each Loan shall be based upon the Underwriting Guidelines. Buyer may reject any Loan which does not meet, or causes Buyer to violate any regulations or requirements of the OTS or any other regulatory agencies. Any loan Buyer rejects pursuant to this Section 2.4 shall, after such rejection, be governed by Section 2.6 of this Agreement; provided, however, Seller shall be free to offer and sell to third parties any Loan or Loans rejected due to OTS or other regulatory agency guidelines.

                    Section 2.5 Exclusivity. During the term of this Agreement, Buyer shall have the exclusive right to purchase and Seller shall be obligated to sell 125 Loans and High LTV Loans exclusively to Buyer in the amounts set forth in Section 2.1 hereof. Until Seller has delivered Loans in the amounts set forth in Section 2.1 which comply with the terms and conditions of this Agreement, Seller shall not sell Loans to any other Person. The rights of the parties with respect to Loans in amounts in excess of that set forth in Section
2.1 shall be governed by Section 2.6(b) hereinbelow.

                    Section 2.6 Right of First Refusal.

                           (a)     Intentionally omitted.

                           (b)     Other Loans. From the date of execution
hereof until September 30, 2001, Buyer shall have the additional option, but not the obligation, to purchase from Seller any loans offered by Seller to third parties. Such option shall include the option to enter into forward commitments and flow purchase and sale agreements and similar arrangements. Prior to offering to any other Person, Seller shall provide written notice to Buyer setting forth the type of loan, forward commitment, or flow loan purchase and sale agreement, the volume of such loans, price, and the terms and conditions of Seller's offer and all additional information reasonably necessary for the Buyer to make a decision regarding such option. Within 5 Business Days after receipt of such information, Buyer shall provide Seller with a nonbinding indication of interest indicating whether Buyer is interested in purchasing or, if applicable, entering into a forward commitment or a flow purchase and sale agreement or similar agreement. Within 10 Business Days after the receipt of such information, Buyer shall provide Seller with written notification whether Buyer intends to exercise its option which written notification shall be binding on Buyer and Seller subject to Buyer's due diligence. If Buyer does not exercise its option, Seller may sell the loans, enter into a forward purchase or sale agreement, or flow purchase and sale agreement or similar arrangement which were the subject of such offer to, a third party within 60 days after Buyer's rejection on terms not materially more favorable to such third party than were offered to Buyer. If Seller is unable to sell such loans or enter into a forward purchase agreement or flow purchase and sale agreement or similar arrangement within such 60 day period or if Seller desires to sell or enter into a forward purchase agreement or flow purchase and sale agreement or similar arrangement on terms materially more favorable than offered to Buyer, Seller must reoffer the loans, forward purchase agreement or flow purchase and sale agreement or similar arrangement to Buyer pursuant to the terms above in this Section 2.6(b). If Seller decides to sell to a third party, it shall report the terms and conditions of such sale to Buyer if requested by Buyer and afford Buyer a reasonable opportunity to review the sale transaction documents as soon as practicable after the consummation of such sale. This provision shall apply to the sale of loans, leases, financial instruments, and loan type products. A securitization shall constitute a sale under this Section 2.6(b). If and only if a flow purchase and sale agreement or similar arrangement offers periodic market pricing changes (hereinafter a "Master Purchase Agreement Structure") and Buyer declined to exercise its option as set forth above, Buyer shall have and Seller shall provide Buyer with a continuing opportunity to create a Master Purchase Agreement Arrangement with terms and conditions not materially less favorable to Seller than such declined Master Purchase Agreement Arrangement and, upon completion and notice to Seller, Seller shall be obligated to sell to Buyer when and if Buyer's stated pricing is more than or equal to the stated pricing of such other Master Purchase Agreement Arrangement.

                           (c)     Failure to Notify. If Buyer fails to notify
Seller within the time periods set forth in Subsections (a) or (b) above, Seller shall have the right to sell the applicable loan products to third parties.

                                  ARTICLE III

                           PURCHASE AND SALE OF LOANS

                    Section 3.1 Conveyance of Mortgage Loans; Possession and Ownership. On each applicable Funding Date, Seller shall sell, transfer, assign, set over and convey to Buyer and Buyer shall purchase from Seller, all of Seller's right, title and interest in and to the Loans for the applicable Pool which shall be identified on the Loan Schedule. All such Loans purchased on a Funding Date shall constitute a separate Pool (unless the parties mutually agree otherwise). Conveyance of title to the Loans in the applicable Pool shall be accomplished by endorsement of each Note in blank by Seller, an assignment of each Mortgage by Seller to Buyer, and delivery of a Bill of Sale in the form attached hereto as Exhibit E.

                    On the applicable Funding Date, Seller shall deliver or cause to be delivered to the Custodian on behalf of the Buyer, the Custodial File for each Loan in the applicable Pool On the applicable Funding Date, Seller shall transfer ownership of the Mortgage File for each Loan in the applicable Pool to the Buyer. The ownership of all records and documents with respect to the Loans in the applicable Pool prepared by, or which come into the possession of, Seller shall vest immediately in Buyer and any such records and documents which are to remain with Seller, shall be retained and maintained by Seller, in trust, at the will of Buyer and only in such custodial capacity. Loan documents, servicing files, mortgage files, credit file with respect to a Loan shall be delivered by the Seller to Buyer or Buyer's designee in a commercially reasonable time and manner.

                    Except as provided in Section 2.02, from and after the applicable Cut-off Date all rights arising out of the Loans in the applicable Pool shall be the property of Buyer.

                    Section 3.2 Price and Closing Methodology. On each Funding Date, Buyer shall pay to Seller in immediately available funds the aggregate purchase price equal to the sum of (a) *** of the Funding Date Principal Balance for each 125 Loan in the applicable Pool and *** of the Funding Date Principal Balance for each High LTV Loan in the applicable Pool and (b) accrued and unpaid interest on such Funding Date Principal Balance from the date with respect to which interest has last been paid to Seller to (but not including) the Closing Date at the Remittance Rate minus, (c) interest payments received by Seller that, in accordance with the



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                                       12
terms of the Note, were due on or after the Funding Date. Principal and interest payments received after the applicable Cut-off Date (regardless of when due) shall belong to Buyer and if Seller (or Seller's agent) receives such payments, Seller shall pay or forward such payments to Buyer as soon as practicable. Buyer shall also be entitled to all other recoveries (including specifically any payment of fees or penalties) on the Loans collected after the Cut-off Date.

                    If either Buyer or Seller receives any payments to which either is not entitled under this Agreement, such party shall forward such payments to the correct party as soon as practicable.

                    If either party discovers an error in the Purchase Price calculation or payment within 180 days after a Funding Date, such party shall notify the other party and the parties shall make any Purchase Price adjustments and transfer of funds required to correct any errors in the calculation or payment of Purchase Price.

                    Section 3.3 Custodial Agreement. As soon as practicable after the date hereof, Buyer and Seller will enter into a custodial agreement with the Custodian on terms and conditions satisfactory to Buyer and which provides for, at a minimum, the usual and ordinary protections provided to a buyer of loans of the same type as the Loans. Seller shall pay all reasonable fees and expenses charged by the Custodian.

                    Section 3.4 Delivery of Documents.

                           (a)     With respect to each Loan, on or prior to
the related Funding Date, and the Seller shall deliver or shall cause to be delivered, to the Custodian as the agent of Buyer each of the following documents (collectively, the "Custodial File"):

                                   (i)       The original Note, endorsed "Pay
         to the order of [Blank] , without recourse" and signed, by manual signature, in the name of the Seller by an authorized officer of Seller, together with all intervening endorsements that evidence a complete chain of title from the originator thereof to the Seller, provided that any of the foregoing endorsements may be contained on an allonge which shall be firmly affixed to such Note;

                                   (ii)      With respect to each Note, either:
         (A) the original Mortgage, with evidence of recording thereon, (B) a copy of the Mortgage certified as a true copy by an authorized officer of the Seller or by the closing attorney, if the original has been transmitted for recording but has not, at the time of delivery of this Agreement, been returned or (C) a copy of the Mortgage certified by the applicable public recording office in those instances where the original recorded Mortgage has been lost or has been retained by the public recording office;

                                    (iii)    With respect to each Note, either
         (A) the original Assignment of Mortgage assigned to "Sovereign Bank" and signed in the name of the Seller by an authorized Officer with evidence of recording thereon, (B) a copy of the Assignment of Mortgage, certified as a true copy by an authorized officer of the Seller where the original has been transmitted for recording but has not, at the time of delivery of this Agreement, been returned or (C) a copy of the Assignment of Mortgage certified by the applicable public recording office in those instances where the original recorded Assignment of Mortgage has been lost or has been retained by the public recording office, provided that any such Assignments of Mortgage may be made by blanket assignments for Loans secured by Mortgaged Properties located in the same county, if permitted by applicable law;

                                    (iv)     With respect to each Note, either:
         (A) originals of all intervening assignments of the Mortgage, with evidence of recording thereon, (B) if the original intervening assignments have not yet been returned from the recording office, a copy of the originals of such intervening assignments together with a certificate of an authorized officer of Seller or the closing attorney certifying that the copy is a true copy of the original of such intervening assignments or (C) a copy of the intervening assignment certified by the public recording office in those instances where the original recorded intervening assignment has been lost or has been retained by the public recording office; provided that the chain of intervening recorded assignments shall not be required to match the chain of intervening endorsements of the Note, so long as the chain of intervening recorded assignments, if applicable, evidences one or more assignments of the Mortgage from the original mortgagee ultimately to the person who has executed the Assignment of Mortgage referred to in clause (iii) above;

                                    (v)      Originals of all assumption and
         modification agreements, if any, or a copy certified as a true copy by an authorized officer of Seller if the original has been transmitted for recording until such time as the original is returned by the public recording office;

                                    (vi)     With respect to each Note, either:
         (A) the original power of attorney used at Closing, if applicable, with evidence of recording thereon, (B) a copy of the power of attorney used at Closing, if applicable, certified as a true copy by an authorized officer of the Seller or by the closing attorney, if the original has been transmitted for recording but has not, at the time of delivery of this Agreement, been returned or (C) a copy of the power of attorney used at closing, if applicable, certified by the applicable public recording office in those instances where the original recorded Mortgage has been lost or has been retained by the public recording office;

                                    (vii)    Originals of guaranties, if
         applicable; and

                                   (viii)    Original of the title report or
         title policy as required by the Underwriting Guidelines or if such title report or policy is not yet available at closing, a preliminary title report.

                           (b)     With respect to each Loan, Seller shall,
within ten Business Days after the receipt thereof, and in any event, within nine (9) months of the applicable Funding Date deliver or cause to be delivered to the Custodian: (i) the original recorded Mortgage in those instances where a copy thereof certified by Seller was delivered to the Custodian; (ii) the original recorded Assignment of Mortgage; (iii) any original recorded intervening assignments of Mortgage in those instances where copies thereof certified by Seller were delivered to the Custodian; and (iv) the original recorded assumption and modification agreement in those instances in which a copy was delivered; (v) the original recorded power of attorney, if applicable; and the title report or title policy as required by the Underwriting Guidelines. Notwithstanding anything to the contrary contained in this Section 3.4(b), in those instances where the public recording office retains the original Mortgage or, if applicable, the Assignment of Mortgage, the intervening assignments of the Mortgage or the original recorded assumption and modification agreement after it has been recorded, or where any such original has been lost or destroyed, Seller shall be deemed to have satisfied their respective obligations hereunder with respect to the delivery of any such document upon delivery to the Custodian of a copy, as certified by the public recording office to be a true copy of the recorded original of such Mortgage or, if applicable, the Assignment of Mortgage, intervening assignments of Mortgage or assumption and modification agreement, respectively.

                           (c)     All recordings required pursuant to this
Section 3.4 and this Agreement shall be accomplished by and at the expense of the Seller.

                    Section 3.5 Prepayment Rebate. In the event that on the fourth (4th) anniversary date of the Funding Date, the aggregate Stated Principal Balance of a Pool is less than the product of (a) *** and (b) the aggregate Funding Date Principal Balance of such Pool, Seller shall refund to Buyer an amount (the "Prepayment Rebate") equal to the product of (a) the Premium and (b) the difference of ((i) *** times the aggregate Funding Date Principal Balance of such Pool and (ii) the aggregate Stated Principal Balance of such Pool as of the fourth (4th) anniversary date of the Funding Date). The Prepayment Rebate shall be withdrawn by Buyer from the Reserve Account and Seller's liability with respect to the Prepayment Rebate shall be limited to those amounts in all the Reserve Accounts and those amounts required to be paid into



*** OMITTED PURSUANT TO A CONFIDENTIAL
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    WITH THE COMMISSION
all the Reserve Accounts. Buyer may withdraw at any time amounts from the Reserve Account equal to any portion of such Prepayment Rebate which was not previously withdrawn from the Reserve Account. Any Prepayment Penalties previously paid to Buyer shall be credited against the Prepayment Rebate refunded to Buyer. For purposes of this Section 3.5, Premium shall mean *** for a 125 Loan and *** for a High LTV Loan.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

                    Section 4.1 Representations and Warranties of Seller - General. It is understood and agreed by Seller and Buyer that, as a material inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer on the date hereof and on each Funding Date as follows:

                           (a)     Duly Organized; Good Standing; Qualification.
Seller is a corporation and is duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified in all jurisdictions in which any Loans are originated.

                           (b)      Due Authorization. The execution and
delivery of this Agreement by Seller and the performance by Seller of the obligations to be performed by it hereunder have been duly authorized by all necessary corporate or other similar action. Seller shall deliver to Buyer no later than the date this Agreement is executed, a good standing certificate for the state of its incorporation and for each state in which Seller is qualified to do business and certified copies of relevant corporate or similar resolutions.

                           (c)      No Conflicts. Neither the execution and
delivery of this Agreement, the acquisition of Loans by Seller, the sale of the Loans to Buyer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of Seller's articles, charter or bylaws or any legal restriction or any agreement or instrument to which Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or its property is subject, or impair the ability of Buyer to realize on the Loans, or impair the value of the Loans.



*** OMITTED PURSUANT TO A CONFIDENTIAL
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    WITH THE COMMISSION

                           (d)      Duly Licensed. All parties which have had
any interest in the Loans, whether as mortgagee, assignee (other than Buyer or assignee of Buyer) or pledgee are (or during the period in which they held and disposed of such interest, were) in compliance with all applicable licensing requirements of the federal, state, and local government wherein the Mortgaged Property is located.

                           (e)      Binding Obligation. This Agreement
constitutes, when duly executed and delivered by Seller, a legal, valid and binding obligation of Seller enforceable against Seller according to its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium, or similar laws affecting creditors' rights in general, including equitable remedies.

                           (f)      No Actions Pending. Other than as disclosed
to Buyer prior to execution hereof, there is no action, suit, proceeding or investigation pending or, to the best of Seller's knowledge, threatened against Seller which (1) either in any one instance or in the aggregate, if determined adversely to Seller, would result in (A) any material adverse change in the business, operations, financial condition, properties or assets of Seller, (B) any material impairment of the right or ability of Seller to carry on its business substantially as now conducted, or (C) any material liability on the part of Seller, (2) would draw into question the validity of this Agreement or the Loans or of any action taken or to be taken in connection with the obligations of Seller contemplated herein, or (3) would be likely to impair materially the ability of Seller to perform under the terms of this Agreement.

                           (g)      No Broker. Seller has not, in connection
with each Loan purchased by Buyer, incurred any obligation, made any commitment or taken any action which might result in a claim against Buyer or an obligation by Buyer to pay a sales brokerage commission, finder's fee or similar fee in respect to the transactions between Buyer and Seller as described in this Agreement.

                           (h)      Ordinary Course of Business. After the
recapitalization of Seller which closed as of the date of this Agreement, Seller is not insolvent, nor will it be made insolvent by the transfer of any Loans hereunder, nor is Seller aware of any pending insolvency. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction. Seller has not transferred any Loan to Buyer with any intent to hinder, delay or defraud any of Seller's creditors.

                           (i)      Ability to Perform. Seller can perform each
and every covenant contained in this Agreement in all material respects;

                           (j)      No Consent Required. No consent, approval,
authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Seller of or compliance by Seller with this Agreement or the sale of the Loans in accordance with the terms of this Agreement, or if required, such approval has been obtained prior to the Closing Date.

                           (k)      No Default. After the recapitalization of
Seller which closed on the date of this Agreement, neither Seller nor any of its affiliates is in material default under any agreement, contract, instrument or indenture of any nature whatsoever to which Seller or any of its subsidiaries is a party or by which it is bound nor has any event occurred which with notice or lapse of time or both would constitute a material default under any such agreement, contract, instrument or indenture and which default would have a material adverse effect on its ability to perform its obligations under this Agreement.

                           (l)      Sale Treatment. The disposition of the
Loans pursuant to this Agreement will be afforded sale treatment for financial and regulatory accounting purposes and tax purposes by Seller.

                           (m)      No Untrue Information. Neither this
Agreement nor any statement, report or other document prepared by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                           (n)      Selection Procedures. Seller has used no
selection procedures that identified the Loans as being less desirable or valuable than other comparable mortgage loans as to which the representations and warranties described in Section 4.2 could be made.

                           (o)      Financial Statements. Seller has delivered
to the Buyer financial statements as to its last two complete fiscal years and any later quarter ended more than 60 days prior to the Closing Date. All such financial statements fairly present the pertinent results of operations and in cash flow for each of such periods and the financial condition at the end of each such period of the Seller and its subsidiaries. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

                           (p)      Material Adverse Change. Other than as
disclosed in Seller's Offering Memorandum dated June 9, 1998, there has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of Seller's financial statements which would have a material adverse effect on its ability to perform its obligations under this Agreement.

                           (q)      Errors and Omissions Policies. Seller has
one or more errors and omissions insurance policies and fidelity bonds, each in an amount or, in the aggregate, in an amount, customarily maintained by similar companies, each of which policies and bonds is in full force and effect. Each such policy or policies and bond or bonds and the respective amounts of each shall, together, comply with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by FNMA.

                           (r)      Fair Consideration. Seller received fair
consideration and reasonably equivalent value in exchange for the sale of the Loans to the Buyer.

                           (s)      Y2K Compliant. Seller represents and
warrants that it, and all of its information systems, data processing and other hardware, software and other systems, facilities, programs and procedures, are subject to a plan which has been initiated and which has the goal of rendering such systems, data processing, hardware, software and procedures Y2K Compliant by June 30, 1999 and that such systems, data processing, hardware, software and procedures shall be Y2K Compliant by June 30, 1999.

                    The representations and warranties in this Section shall survive the execution and assignment of this Agreement and any subsequent transfers of each Loan.

                    Section 4.2 Representations and Warranties of Seller As to Each Loan. It is understood and agreed by Seller and Buyer that, as a material inducement to Buyer to enter into this Agreement, Seller hereby represents and warrants to Buyer as of each Funding Date with respect to each Loan purchased on such Funding Date:

                           (a)      Sole Owner; Good Title. Seller is
transferring good and marketable title to the Loan, with servicing retained by a third party, to the Buyer free and clear of any and all encumbrances, liens, pledges, equities, participation interests, claims, charges, rights of first refusal or similar rights, or security interests of any nature encumbering such Loan.

                           (b)      Holder in Due Course. The Note is a
negotiable instrument, and Seller is a holder in due course of the Note.

                           (c)      Loan Schedule Complete, True and Correct.
The information set forth in the Loan Schedule is complete, true and correct in all material respects.

                           (d)      State and Federal Laws. Applicable state,
federal and local laws, regulations and other requirements pertaining to usury, and, any and all other requirements of any federal, state or local law including, without limitation, truth-in-lending, tax, real estate settlement procedures, consumer credit protection, equal credit opportunity, and disclosure laws (including without limitation disclosure relating to flood insurance) applicable to the Loan have been complied with. All disclosures required by law, rule, regulation or any interpretation thereof, whether federal, state or local, were properly made by Seller or the originator prior to the closing of the Loan.

                           (e)      Validity of the Mortgage Documents. The
Note, the related Mortgage and all other agreements executed in connection with the Loan are each the legal, valid and binding obligation of the maker thereof, enforceable in accordance with the terms thereof except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws or equitable principles affecting the enforcement of creditors' rights. All parties to the related Note and Mortgage had legal capacity to enter into the Loan and to execute and deliver such Note and Mortgage, and such Note and Mortgage have been duly and properly executed by such parties.

                           (f)      Valid Lien. The Mortgage is a valid,
subsisting, and enforceable lien on the related Mortgaged Property, including all improvements on the Mortgaged Property, having the lien priority set forth in the Loan Schedule and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the lien of the Mortgage except for
(i) Senior Liens, if any, (ii) liens for current real estate taxes and current special assessments not yet due and payable, (iii) such covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, as are (A) generally acceptable to mortgage lending institutions making similar type loans in the area in which the Mortgaged Property is located and (B) specifically referred to in the mortgagee's title insurance policy or attorney's title certificate or opinion delivered to the originator of the Loan, and (iv) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

                           (g)      Security Agreement. Any security agreement,
chattel mortgage or equivalent document related to the Mortgage Loan establishes in Seller a valid, subsisting and enforceable lien and security interest with the priority set forth in the Loan Schedule on the property described therein and Seller has full right to sell and assign the same to the Buyer hereunder.

                           (h)      No Modifications. Neither Seller nor any
prior holder of the Loan has impaired, waived, altered or modified the related Mortgage or Note in any material respect, except by written instruments which are a part of the Custodial File and which impairment, waiver, alteration or modification has been approved by the insurer under any title insurance and is reflected in the Loan Schedule.

                           (i)      Taxes, Assessments, Insurance Premiums and
Other Charges. All taxes, governmental assessments, insurance premiums, water charges, sewer charges, municipal charges, ground rents, or other outstanding charges affecting the Mortgaged Property, which previously became due and owing in respect of the related Mortgaged Property have been paid, if such items would result in a lien on such Mortgaged Property.

                           (j)      No Advances. Seller has not advanced funds
or received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required to be paid by the Mortgagor under the related Loan.

                           (k)      No Condemnation, Damage or Waste. There is
no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property, and such Mortgaged Property is in good repair and free and clear of any damage or waste that would affect materially and adversely the value or marketability of such Mortgaged Property.

                           (l)      No Mechanics' or Materialmen's Liens. The
related Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of the Mortgage except those which are insured against by the mortgagee title insurance policy referred to in this Section.

                           (m)      Within Boundaries. All of the improvements
which were included for the purpose of determining the Appraised Value of the related Mortgaged Property at the time of the origination of the Mortgage Loan lie wholly within the boundaries and building restriction lines of such Mortgaged Property, and no improvements on adjoining properties encroach upon such Mortgaged Property.

                           (n)      Originator and Subsequent Mortgagee
Authorized. To the extent required under applicable law, all parties which have had any interest in the Loan, whether as originator, mortgagee, subsequent mortgagee, assignee, pledgee or otherwise are or were at the time such party held such interest (i) in compliance with any and all applicable licensing requirements of the laws of the state where the related Mortgaged Property is located and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal savings and loan associations, federal savings banks or national banks having principal offices in such state, or (D) not doing business in such state.

                           (o)      Title Insurance Policy. If required by the
Underwriting Guidelines, the Loan is covered by either (i) an ALTA mortgagee title insurance policy acceptable to FNMA, issued by, and which is the valid and binding obligation of, a title insurer acceptable to FNMA and qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the priority lien of the related Mortgage in the original principal amount of the Loan, as increased by deferred and capitalized interest, if applicable (subject only to (A) a Senior Lien, if any, (B) liens for current real property taxes and current assessments not yet due and payable, and (C) such covenants, conditions and restrictions, rights-of-way, easements and other matters of public record as of the date of recording of the Mortgage as are (1) acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located and
(2) specifically referred to in and insured by the mortgagee's title insurance policy or attorney's title certificate or opinion delivered to the originator of the Loan or are specifically referred to in the appraisal performed in connection with the origination of the Loan), and (D) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property; or (ii) an attorney's opinion of title or title certificate given by an attorney licensed to practice law in the jurisdiction where such Mortgaged Property is located, stating that the Mortgage is a lien in the priority set forth in the Loan Schedule on the Mortgaged Property, subject only to the matters listed in
(A), (B), (C) and (D) above. Additionally, such mortgagee's title insurance policy (if a title insurance policy is required by the Underwriting Guidelines) affirmatively insures ingress and egress, and against (i) encroachments by or upon the Mortgaged Property or any interest therein, (ii) any other adverse circumstance that either is disclosed or would have been disclosed by an accurate survey, and (iii) against loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of such Mortgage or Note providing for adjustment in the Interest Rate and the Monthly Payment. The Seller and its successors and assigns are the sole insureds of such mortgagee's title insurance policy and such policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under the mortgagee's title insurance policy, and no prior holder of the Loan, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee's title insurance policy. If a title insurance policy is not required pursuant to the Underwriting Guidelines, there is an insured title report in the Custodial File which complies with the origination requirements of Seller and the Underwriting Guidelines.

                           (p)      Hazard Insurance. All buildings and other
improvements upon the related Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage, flood hazards (if the Mortgaged Property is in an area identified as having special flood hazards by the Federal Emergency Management Agency) and such other hazards as are customary in the area where such Mortgaged Property is located, pursuant to insurance policies conforming to the requirements of FNMA. All such insurance policies contain a standard mortgagee clause naming the originator of the Loan, its successors and assigns, as mortgagee and all premiums thereon have been paid. The related Mortgage obligates the Mortgagor thereunder to maintain all such insurance at Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of such Mortgage to maintain such insurance at Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Buyer upon the sale of the Loans to the Buyer. The Seller has not engaged in, and has no knowledge of the Mortgagor having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either.

                           (q)      No Defaults. There is no default, breach,
violation or event of acceleration existing under the related Mortgage or Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration and the Seller has not waived any default, breach, violation or event of acceleration. No foreclosure (including any non-judicial foreclosure) or any other legal action has been brought by Seller or any senior lienholder in connection therewith.

                           (r)      One- To Four-Family Residential Property.
The related Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family residential dwelling, or an individual residential condominium unit; provided, however, that the related Mortgaged Property does not consist of a mobile home or the land on which the same has been placed.

                           (s)      No Delinquencies. Except as disclosed on
the Loan Schedule, as of the Cut-off Date, all payments required to be made up to and including the Cut-off Date for such Mortgage Loan under the terms of the related Mortgage and Note have been made and credited and no Loan had a delinquency for 30 or more days during the 3-month period immediately preceding the Cut-off Date.

                           (t)      No Release of Mortgage. The Mortgage has
not been released, satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination, rescission, or satisfaction.

                           (u)      Principal Payments. Principal payments on
the Loan commenced no more than 60 days after funds were disbursed in connection with the Loan.

                           (v)      No Defenses. The related Note or Mortgage
are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, nor will the operation of any of the terms of such Note or Mortgage, or the exercise of any right thereunder, (i) render such Note or Mortgage unenforceable, in whole or in part, or (ii) render such Note or Mortgage subject to any right of rescission, set-off, counterclaim or defense.

                           (w)      Loan Closed. The Loan has closed and the
proceeds of the Loan have been fully disbursed and there is no requirement for future advances thereunder. All costs, fees and expenses incurred in making or closing the Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Note or Mortgage.

                           (x)      Note and Mortgage Forms. The Note and
Mortgage are on forms acceptable to FNMA.

                           (y)      Conventional Mortgage. The Loan is a
mortgage loan having an original term to maturity of not more than 30 years, with interest payable in arrears. The required Monthly Payment is sufficient to fully amortize the original principal balance over the original term and to pay interest at the related Interest Rate; interest on each Loan is calculated on the basis of a 360 day year consisting of twelve 30-day months, and the Note does not provide for any extension of the original term.

                           (z)      Customary and Enforceable Provisions. The
Note and related Mortgage contains customary and enforceable provisions for Loans of this type such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Other than the federal bankruptcy homestead exemption, there is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the related Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage. The related Mortgage or Note contains the usual and customary "due-on-sale" clause or other similar provision for the acceleration of the payment of the unpaid principal balance of the Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

                           (aa)     The Collateral. The related Note is not and
has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (g) above.

                           (bb)     The Appraisal. If required by the
Underwriting Guidelines, the Mortgage File contains an appraisal of the related Mortgaged Property on forms and riders, signed prior to the approval of the Loan application by an appraiser who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation was not affected by the approval or disapproval of the Loan and who met the minimum qualification of FNMA for appraisers and, for every Mortgage Loan originated after December 31, 1992, the appraisal conforms to Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989.

                           (cc)     Trustee for Deed of Trust. In the event the
related Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Buyer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor, but only from the proceeds of such sale.

                           (dd)     No Buydowns. No Loan is currently subject
to any provision pursuant to which Monthly Payments are (i) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a "buydown" provision.

                           (ee)     Mortgagor Disclosure Statement. The
Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of conventional mortgage loans and the Mortgage File includes such statements.

                           (ff)     No Facilitation Loans. No Loan was made in
connection with facilitating the sale of a Mortgaged Property that had been acquired by the Seller by foreclosure or deed-in-lieu thereof.

                           (gg)     No Adverse Circumstances or Conditions. The
Seller has no knowledge of any material circumstances or condition with respect to the Loan, Mortgage File, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that can reasonably be expected to cause private institutional investors which invest in loans and other financial instruments backed by loans similar to the Loans to regard the Loan as an unacceptable investment, cause the Loan to become delinquent, or adversely affect the value or marketability of the Loan;

                           (hh)     Lawfully Occupied. To the Sellers's
knowledge, the Mortgaged Property is lawfully occupied under applicable law. To the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

                           (ii)     No Commercial Purposes. To the best of
Seller's knowledge, no portion of the Mortgaged Property is used for commercial purposes.

                           (jj)     Leaseholds. If the Mortgaged Property
securing the Loan is a leasehold estate, then (i) the lease is a lease of a fee or a sublease executed by the fee owner and the sublessor; (ii) the use of a leasehold or ground rent estate for residential properties is an accepted practice in the area where the Mortgaged Property is located; (iii) residential properties in the area consisting of leasehold or ground rent estates are readily marketable; (iv) the lease, sublease, or conveyance reserving ground rents and their provisions are in a form commonly acceptable to private institutional mortgage investors in the area where the Mortgaged Property is located; (v) the remaining term or exercised renewal of the lease and sublease with any renewals enforceable by the mortgagee do not terminate earlier than ten (10) years after the maturity date of the Loan; and (vi) the sublease payments if any, are at least equal to the lease payments and are due no less frequently than the lease payments.

                           (kk)     No Impairment of Insurance Coverage. No
action, error, omission, misrepresentation, negligence, fraud or similar occurrence in respect of any Loan has taken place on the part of any Person (including without limitation the Mortgagor, the appraiser, any builder or developer or any party involved in the origination of the Loan) or in the application for any insurance relating to such Loan that would result in a failure or impairment of full and timely coverage under any insurance policy required to be obtained for the Loan.

                           (ll)     Primary Residence. The Mortgaged Property
is occupied by the Mortgagor as the Mortgagor's primary residence.

                           (mm)     Soldiers' and Sailors' Civil Relief Act.
The Loan has not been modified as a result of the application of, and Seller is unaware of and has received no notice with respect to any Loan regarding the application of, the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or any similar law or regulation.

                           (nn)     Delivery of Collateral File. The Collateral
File for the Loan and any other documents required to be delivered by the Seller under this Agreement have been delivered to Buyer or the Custodian.

                           (oo)     Transfer of Loans. The Assignment of
Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.

                           (pp)     Origination, Servicing and Collection
Practices. The origination, servicing and collection practices used with respect to the Loan have been in accordance with Accepted Servicing Practices, and have been in all material respects legal, proper, prudent and customary. The Loan has been serviced in accordance with the terms of the Mortgage and Note. No fraud or misrepresentations was committed by any Person in connection with the origination or servicing of the Loan.

                           (qq)     No Graduated Payments or Contingent
Interests. The Loan is not a graduated payment mortgage loan and the Loan does not have a shared appreciation or other contingent interest feature.

                           (rr)     Environmental Matters. No Mortgaged
Property has been used for the storage, treatment or disposal of Hazardous Substances; no Hazardous Substances are present in, on or below any Mortgaged Property in such a manner or concentration as to violate any law or regulation; and, no Mortgaged Property, by itself or as part of any other property, has been identified by any government agency as the site of a "release," within the meaning of CERCLA or RCRA, of a Hazardous Substance.

                           (ss)     Underwriting, Origination and Documentation
Guidelines. Except as expressly agreed to by Buyer in writing, each Loan conforms in all material respects to the Underwriting Guidelines in effect on such Funding Date.

                           (tt)     No Additional Instruments. No instruments,
other than those delivered herewith or with the Loans on the related Funding Date are required under applicable law to evidence the indebtedness represented by the Loan or to perfect the lien of the related Mortgage.

                           (uu)     Transfer of Interest. Seller has
transferred to Buyer all of its right, title and interest in the Note, the related Mortgage and the documents related to such Loan, and Buyer has purchased such Loan and the related Note, Mortgage and documents related to such

Loan, together with an individual flood insurance policy (to the extent required by the Flood Disaster Protection Act) and an individual current hazard insurance policy (including fire and extended coverage and other matters as are customary in the area of the Mortgaged Property), or a blanket policy in lieu thereof, or a certificate if Buyer agrees in writing to accept a certificate, insuring the Mortgaged Property, with a loss payable clause in favor of Seller, its successors and assigns in an amount equal to the lower of: (a) the replacement value of the Mortgaged Property, or (b) the aggregate unpaid principal balance of the Loan and all senior liens, free and clear of any pledge, liens, claims, encumbrances, mortgages, charges, exceptions or security interests; Seller shall have complied and caused the Mortgagor to comply with all laws relating to issuing the Mortgaged Property with respect to flood insurance protection.

                           (vv)     Recording. The original Mortgage was
recorded or submitted for recording, and all subsequent assignments of the original Mortgage (other than the assignment from Seller to Buyer) have been recorded, or submitted for recording in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Seller, or, pursuant to the terms and conditions hereof, is in the process of being recorded.

                           (ww)     Additional Payments. There is no obligation
on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor under the Loan.

                           (xx)     Prepayment Penalty. If the Loan provides
for any Prepayment Penalty to be paid by the Mortgagor in connection with any prepayment, Seller has specified to Buyer in writing on the mortgage loan schedule delivered to Buyer on or before the related Funding Date that such Loan provides for such a Prepayment Penalty and Seller represents and warrants to Buyer that such Prepayment Penalty is enforceable and is in compliance with all applicable laws, rules and regulations.

                           (yy)     Servicing. Unless otherwise agreed in a
writing executed by both of the parties hereto, the Loan is being serviced by Servicer.

                           (zz)     Principal Balance. The outstanding
principal balance of the Loan on the Funding Date does not exceed the original principal balance of the Note.

                           (aaa)    Information Not Misleading. No statement,
report or other document prepared by Seller in connection with the Loan contains any untrue statement of material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

                           (bbb)    Intentionally Omitted

                           (ccc)    Bulk Transfer Laws. The transfer,
assignment and conveyance of the Debt Instruments and the Mortgages by Seller to the Depositor were not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

                           (ddd)    No Bankruptcy. As of the applicable Cut-Off
Date, Mortgagor is not a debtor under proceedings under any Bankruptcy Law, and no such Mortgagor has defaulted in payments on a Loan after the filing of such bankruptcy case, whether under a plan or reorganization or otherwise.

                           (eee)    Compliance With Environmental Laws. To
Seller's best knowledge, there exists no violation of any environmental law (either local, state or federal), rule or regulation in respect of the Property which violation has or could have a material adverse effect on the market value of such Property. Seller has no knowledge of any pending action or proceeding directly involving the related Property in which compliance with any environmental law, rule or regulation is in issue, and, to Seller's best knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Property.

                           (fff)    Consent of Senior Lienholder. With respect
to each Loan that is not a first mortgage loan, either (i) no consent for the Loan is required by the holder of the related prior lien or (ii) such consent has been obtained and has been delivered to Buyer.

                           (ggg)    Pool Parameters. Unless waived in writing
by Buyer, no more than 20% of the Loans in a Pool as measured by Funding Date Principal Balance are secured by Mortgaged Property in one state or are from one correspondent or other Person from Seller's other origination channels. No more than 30% of the Loans in a Pool are B credits pursuant to the Underwriting Guidelines. There are no Loans secured by Mortgaged Property in Alabama or Louisiana.

                    The representations and warranties in this Section shall survive the execution and assignment of this Agreement and any subsequent transfers of each Loan.

                    Section 4.3 Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller on the date hereof as follows:

                           (a)      It is a federal savings bank, duly
organized, validly existing and in good standing under the laws of the United States of America.

                           (b)      The execution and delivery of the Agreement
by it and the performance by it of the obligations to be performed by it hereunder have been duly authorized by all necessary corporate or other similar action.

                           (c)      The execution and delivery of this
Agreement by it and the performance by it of the obligations to be performed by it hereunder do not, and will not, violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or to its articles of association or bylaws.

                           (d)      The execution and delivery of this
Agreement by it and the performance by it of the obligations to be performed by it hereunder do not and will not result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected.

                           (e)      This Agreement constitutes, when duly
executed and delivered by it, a legal, valid and binding obligation of Buyer enforceable against Buyer according to its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar laws affecting creditors' rights in general, including equitable remedies.

                           (f)      There are no actions, suits or proceedings
pending or, to its knowledge, threatened against or affecting it or its properties before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely, would have a material adverse effect on its financial condition, properties or operation.

                           (g)      The transactions contemplated by this
Agreement are in the ordinary course of business of Buyer.

                           (h)      Buyer has not, in connection with each Loan
purchased by Buyer, incurred any obligation, made any commitment or taken any action which might result in a claim against Seller or an obligation by Seller to pay a sales brokerage commission, finder's fee or similar fee in respect to the transactions between Buyer and Seller as described in this Agreement.

                    Section 4.4 Remedies for Breach of Representations and Warranties. It is understood and agreed that the representations and warranties set forth in Sections 4.1 and 4.2 shall survive the sale of the Loans to the Buyer and the delivery of the Mortgage Files to the Buyer and shall inure to the benefit of the Buyer, notwithstanding any restrictive or qualified endorsement on any Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File or any recital set forth in any Assignment which provides that such assignment is without recourse or representations. Upon discovery by either the Seller or the Buyer of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Loans or the interest of the Buyer in the Loans (or which materially and adversely affects the interest of the Buyer in, or the value of, the related Loan in the case of a representation and warranty with respect to a particular Loan), the party discovering such breach shall give prompt written notice to the other.

                    Within 45 days of the earlier of either discovery by or notice to the Seller of any breach of a representation or warranty which materially and adversely affects the value of a Loan (or the interest of the Buyer in a Loan), the Seller shall use its reasonable best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured within such 45 days, the Seller shall, at the Buyer's option, repurchase such Loan at the Repurchase Price within ten Business Days of Buyer's demand. In the event that a breach shall involve any representation or warranty set forth in
Section 4.1, and such breach cannot be cured within 90 days of the earlier of either discovery by or notice to the Seller of such breach, all of the Loans shall, at the Buyer's option, be repurchased by the Seller at the Repurchase Price. Any repurchase of a Loan or Loans pursuant to the foregoing provisions of this Section 4.4 shall be accomplished by wire transfer of immediately available funds in the amount of the Repurchase Price in such account as the Buyer may direct.

                    At the time of repurchase, the Buyer and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan without recourse to the Seller and the delivery to the Seller within five Business Days after Buyer's receipt of the Repurchase Price of any documents held by the Buyer relating to the Deleted Mortgage Loan. In the event of a repurchase, the Seller shall, simultaneously with such reassignment, give written notice to the Buyer that such repurchase has taken place.

                    In addition to such repurchase obligation, the Seller shall indemnify the Buyer and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Seller's representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Section 4.4 to cure or repurchase a defective Loan and to indemnify the Buyer as provided in this Section 4.4 constitute the sole remedies of the Buyer respecting a breach of the foregoing representations and warranties.

                    Any cause of action against the Seller relating to or arising out of the breach of any representations and warranties made in Sections 4.1 and 4.2 shall accrue as to any Loan upon (i) discovery of such breach by the Buyer or notice thereof by the Seller to the Buyer, (ii) failure by the Seller to cure such breach or repurchase such Loan as specified above, and (iii) demand upon the Seller by the Buyer for compliance with this Agreement.

                    Section 4.5 Indemnification. Seller, on the one hand, and Buyer, on the other hand each for itself and its successors (herein, each an "Indemnifying Person") hereby agrees to reimburse and indemnify and upon request, defend the other, its affiliates, and their respective directors, officers, employees and agents, and their respective heirs, personal representatives, successors and assigns of the foregoing (herein, each an "Indemnified Person") from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgements, suits, costs or disbursements of any kind or nature whatever (including, without limitation, the fees and disbursements of counsel in connection with the investigative, administrative or judicial proceedings commenced or threatened, whether or not such Indemnified Person is a party thereto) that may at any time be imposed on, asserted against or incurred by such Indemnified Person as a result of, or arising out of any breach of a representation, warranty, covenant, agreement or duty under or in connection with this Agreement. The obligations of each Indemnifying person under this Section shall survive the termination of this Agreement.

                                   ARTICLE V

                                LOSS PROTECTION

                    Section 5.1 Reserve Account.

                           (a)      On each Funding Date, Seller shall (i)
deposit into a separate Reserve Account with respect to each Pool *** of the Stated Principal Balance and (ii) for the four (4) year period beginning on such Funding Date, deposit into such account the Excess Servicing Fee, on each Remittance Date, until the balance of the Reserve Account for such Loans is equal to the Target Reserve Account Balance.

                           (b)      Buyer shall deposit that portion of the
Excess Servicing Fee as may be necessary to maintain the Reserve Account at the Target Reserve Account Balance. Buyer may withdraw amounts from the Reserve Account equal to (i) any interest due on a Loan which was not paid by the Mortgagor for a payment to be remitted by Servicer to Buyer on the last Remittance Date and (ii) any accrued Losses not previously reimbursed from the Excess Servicing Fee or Reserve Account. The Excess Servicing Fee shall be applied by Seller first to reduce accrued Losses, second to current Losses and third to the Target Reserve Account Balance. To the extent that the balance of the Reserve Account is at the Target Reserve Account Balance, any additional available Excess Servicing Fee shall be remitted by Buyer to Seller within two Business Days after the applicable Remittance Date.

                           (c)      If the Reserve Account for a Pool has
insufficient funds in it to reimburse Buyer for any amount required to reimburse Buyer pursuant to Section 5.1(b) above or pursuant to Section 3.5, then Buyer shall have the option to withdraw funds sufficient to so reimburse Buyer from one or more Reserve Accounts for different Pools. The selection of the Reserve Accounts shall be at the option of Buyer.


***  OMITTED PURSUANT TO A CONFIDENTIAL
     TREATMENT REQUEST AND FILED SEPARATELY
     WITH THE COMMISSION.

                           (d)      In the event Buyer sells or participated
the Loans in any Pool, Buyer may elect, by delivery in writing of notice of such election to Seller, to eliminate the right of the purchaser or the participant(s) in Section 5.1(c) above with respect to the Loans in the applicable Pool.

                           (e)      Notwithstanding anything in this Agreement
to the contrary, ownership of each Reserve Account resides with Seller. Buyer holds each Reserve Account as collateral for certain obligations of Seller as set forth in this Agreement. Seller grants Buyer a security interest in each Reserve Account and will take all actions requested by Seller reasonably necessary to perfect Seller's security interest in each Reserve Account.

                           (f)      Buyer shall release to Seller the funds in
a Reserve Account 60 days after the final payment or other liquidation of the last Loan in the related Pool or the disposition of any Mortgaged Property with respect to the last Loan in the related Pool and the remittance to Buyer of all funds from the Pool and related Reserve Account due to Buyer.

                           (g)      Buyer may transfer its interest in a
Reserve Account.

                           (h)      Any collections on Loans which were
charged-off for purposes of calculating Loss shall be deposited by Buyer into the applicable Reserve Account.

                    Section 5.2 Remedy For First Payment Default. Notwithstanding anything to the contrary herein contained, if a Mortgagor fails to make the first payment due to Buyer within sixty (60) days of the first payment due date to occur after the Funding Date, regardless of whether such payment is subsequently paid by the Mortgagor, Buyer, at its sole and absolute discretion, shall have the right to require Seller to repurchase such Loan at the Repurchase Price within 10 days after receipt by Seller from Buyer of a written request to repurchase such Loans.

                    Section 5.3 Remedy to Insure Accuracy of Real Estate Appraisals. If an appraisal is required pursuant to the Underwriting Guidelines, within sixty (60) days after any Loan purchase, Buyer may, at its own expense, in order to verify the accuracy of real property appraisals prepared for Seller, order a reappraisal of the property secured by a Mortgage to determine the property value at the date of the original appraisal. If the reappraisal obtained by Buyer indicates a fair market value which is more than ten (10%) percent less than the original appraisal value, then if such Loan would not meet the Underwriting Guidelines and the other terms and conditions of this Agreement after accounting for the impact of the new appraisal upon receipt by Seller from Buyer of a signed copy of the reappraisal, Seller shall repurchase the Loan at the Repurchase Price and reimburse Buyer for the cost of the appraisal within 30 Business Days of written demand by Buyer. If such Loan would move from being a High LTV Loan to a 125 Loan after accounting for the impact of the new appraisal, then the appropriate adjustments to the Purchase Price, the Remittance Rate, Excess Serving Fee, and Reserve Account shall be effected back to and as of the applicable Cut-Off Date and Seller or Buyer, as applicable, shall remit the necessary funds to the other party within 5 Business Days after written demand.

                                   ARTICLE VI

                                   COVENANTS

                    Section 6.1  Covenants of Seller.

                           (a)      Intentionally Omitted

                           (b)      Intentionally Omitted

                           (c)      Marked-Up Title Insurance Binder. If Buyer
purchases a Loan having relied on a marked-up title insurance binder or title certificate rather than a title insurance policy, Seller shall have thirty (30) days to deliver to Buyer the title insurance policy.

                           (d)      Refinancing. Seller shall not take any
action to solicit Mortgagors in order to effect the refinancing of a Loan. Seller shall use its best efforts to prohibit correspondents and other Persons from Seller's other origination channels from refinancing a Loan.

                           (e)      Preservation of Rights and Remedies. Seller
has caused to be performed or shall cause to be performed within 15 Business Days of the Closing Date any and all acts required to preserve the rights and remedies of the Buyer in any insurance policies applicable to each Loan, including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishment of coinsured, joint loss payee and mortgagee rights in favor of Buyer.

                           (f)      Actions by Buyer. Any and all decisions
made by Buyer in good faith consistent with customary standards for loans of this type to take action or to not take action relative to a Loan, including, but not limited to, the sale or liquidation of a Loan, Mortgaged Property or collateral shall be final and conclusively binding upon Seller in the event Seller does not repurchase a Loan within ten (10) days of notification by Buyer pursuant to Sections 4.4, 5.2 and 5.3 of this Agreement.

                           (g)      Future Obligations; Power of Attorney. In
order to enforce Buyer's rights under this Agreement, Seller shall, upon the request of Buyer or its assigns, do and perform or cause to be done and performed, every reasonable act and thing necessary or advisable to put Buyer and its assigns in position to carry out the intent of this Agreement, including the execution of and, if necessary, the recordation of additional documents including separate endorsements and assignments upon request of Buyer.

                           (h)      Errors and Omissions Insurance Policy.
Seller shall maintain one or more errors and omissions insurance policies and fidelity bonds, each in an amount or, in the aggregate, in an amount, and in all other manners, in compliance with the requirements from time to time of FNMA for persons performing servicing for mortgage loans purchased by FNMA.

                           (i)      Access to Premises. Seller agrees to allow
Buyer, its authorized representatives and any governmental officials having regulatory responsibility with respect to the Buyer full access to all of the properties, personnel, books and records of Seller as is required by Buyer and/or the aforementioned officials in connection with this Agreement.

                           (j)      Regulatory Requirements. Seller agrees to
take such further actions and obtain and/or execute, acknowledge, deliver and/or record such further documents and instruments, as Buyer may reasonably request to fulfill any obligations Buyer may have under applicable banking regulations or as requested by Seller's regulatory examiners.

                           (k)      Y2K Compliant. Seller covenants and agrees
to protect its business and operations against any contamination or recontamination of its products and systems arising, directly or indirectly, by reason of any third-party's failure to be Y2K Compliant (including, without limitation, third-parties which conduct business with the Seller or any of its customers).

                    Section 6.2 Covenants of Buyer.

                           (a)      Reports. Buyer shall produce and provide to
Seller a statement on a monthly basis reporting the amount of funds available in the Reserve Account, the amount of funds added to the Reserve Account for the preceding month and the funds removed from the Reserve Account with respect to such month.

                           (b)      Solicitation. Buyer shall not use the
information received from Seller or Servicer to solicit High LTV Loan and 125 Loan business from Mortgagors of the Loans; provided, however, that such information (other than that obtained from rejected loans) may be used by Buyer except loans rejected to solicit business from such Mortgagors for other loan products of Buyer.

                           (c)      Servicing Agreements. During the term of
the Flow Servicing Agreement, dated as of June 29, 1998, between Seller and Servicer, Buyer shall enter into a servicing agreement in the form of the Servicing Agreement attached as Exhibit B with Servicer for each Pool of Loans unless (i) any Event of Default described in Section 5.02 (other than subsection 10 thereof [the numerical performance standards]) of the applicable Servicing Agreement shall have occurred and be continuing with respect to any Pool or Pools then serviced by Servicer or any Servicing Agreement previously entered into with Servicer pursuant to this Section has been terminated by Buyer due to any such Event of Default, (ii) if Servicer is then servicing or has at any time serviced pursuant to one or more Servicing Agreements entered into pursuant to this Section 6.2 Mortgage Loans with an aggregate principal balance of at least $100,000,000, (a) an Event of Default described in Section 5.02(10) of the applicable Servicing

Agreement shall have occurred and be continuing with respect to two or more Pools each having an outstanding principal balance of $35,000,000 or more or
(b) two or more Servicing Agreements previously entered into with Servicer pursuant to this Section with respect to Mortgage Loans having an aggregate outstanding principal balance at the date of such Servicing Agreements of at least $50 million have been terminated due to an Event of Default described in
Section 5.02(10).

                           (d)      Notice. Buyer will provide Seller with
written notice of any material adverse change which would result in Buyer being unable to perform or fulfill its obligations under this Agreement.

                    Section 6.3 Mutual Covenants. Each party shall, from time to time, execute and deliver or cause to be executed and delivered, such additional instruments, assignments, endorsements, papers and documents as the other party may at any time reasonably request for the purpose of carrying out this Agreement and the transfers provided for herein.

                                  ARTICLE VII

                         EVENT OF PURCHASE TERMINATION

                    Section 7.1 Events of Purchase Termination. An Event of Purchase Termination shall mean the occurrence or existence of one or more of the following events or conditions (for any reason, whether voluntary, involuntary or effected or required by law):

                           (a)      Seller shall default in the performance of
any covenant contained herein provided, as to any default of any covenant not involving the payment of money, the Buyer shall have given the Seller ten (10) days written notice of an opportunity to cure such default.

                           (b)      Any representation or warranty made by
Seller hereunder shall prove to have been untrue in any material respect as of the time when made or deemed made; or any statement made by Seller in any report, notice or document to Buyer is untrue in any material respect and Buyer shall have given Seller 10 days written notice of an opportunity to cure such default; provided, however, with respect to the representatives and warranties in Section 4.2, such representations and warranties must prove to have been untrue with respect to a material amount of Loans measured by Funding Date Principal Balance in any Pool.

                           (c)      A governmental authority shall issue a
cease and desist order or its equivalent against Seller which shall materially impair Seller's ability to perform or prohibit Seller's performance under this Agreement.

                           (d)      A material adverse change shall have
occurred in the business, operations, condition (financial or otherwise) or prospects of Seller, or Seller shall become, in the reasonable judgment of Seller, unable to perform its obligations hereunder in a satisfactory manner;

                           (e)      Any creditor of Seller declares, or becomes
entitled to declare, any indebtedness of Seller or any affiliate in an aggregate amount in excess of $1,000,000 to be due and payable prior to its expressed maturity, or any such indebtedness becomes due by its terms and shall not be promptly paid or extended; or Seller shall breach materially any material contract (now existing or hereafter existing) to which it is a party under which it is obligated to sell loans to, or service loans for, another Person;

                           (f)      Any creditor of Seller or of any affiliate
of Seller of Seller issues or obtains issuance of execution in a sum in excess of $1,000,000 against Seller or any Affiliate or any of their assets or properties;

                           (g)      A proceeding shall have been instituted in
respect of Seller or any affiliate of Seller or either of them which, if adversely decided, shall either (x) result in the entry of an order granting relief against Seller or (y) shall not have been dismissed in favor of Seller within 90 days of its filing: (i) seeking to have an order for relief entered in respect of such Person, or seeking a declaration or entering a finding that such Person is insolvent or a similar declaration or finding, or seeking dissolution, winding up, charter revocation or forfeiture, liquidation, reorganization or other similar relief with respect to such Person under any law relating to bankruptcy, insolvency, receivership, relief of debtors or protection of creditors, termination of legal entities or any other similar law now or hereafter in effect; or (ii) seeking appointment of a receiver, trustee, liquidator, assignee, sequestrator or other custodian for such Person or for all or any substantial part of its property provided the foregoing shall not apply to the dissolution of any nonoperating affiliate;

                           (h) Seller shall become insolvent or shall fail to
pay, become unable to pay, or state that it is or will be unable to pay, its debts as they become due; or Seller or any affiliate shall: (i) voluntarily suspend transaction of its business; (ii) make a general assignment for the benefit of creditors; (iii) institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 7.1(g)(i) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such order for relief, declaration, finding or relief described therein; (iv) institute (or fail to controvert in a timely and appropriate manner) a proceeding described in Section 6.1(g) or (ii) hereof, or (whether or not any such proceeding has been instituted) shall consent to or acquiesce in any such appointment or to the taking of possession by any such custodian of all or any substantial part of its property; (v) dissolve, wind up, revoke or forfeit its charter (or other constituent documents) or liquidate itself or any substantial party of its property; or (vi) take any action in furtherance of any of the foregoing, provided the foregoing shall not apply to the dissolution of any nonoperating affiliate;

                           (i)      The fidelity bond coverage and errors and
omissions coverage required hereunder shall at any time cease to be in force for a period in excess of 10 days, or

Seller shall in any respect fail in any material respects to comply with its obligations under this Agreement in relation to fidelity bond or other insurance coverage which shall remain uncured for 10 days;

                           (j)      There shall occur any material breach or
default by Seller under this Agreement the Participation Agreement dated June 29, 1998 between Buyer and Seller, or the Indenture for 12.5% Subordinated Notes due 2001 dated as of June 29, 1998, as amended, by and between Seller and American Stock Transfer and Trust Company, as indenture trustee;

                           (k)      Any Event of Servicing Termination shall
have occurred under the Servicing Agreement with respect to any Pool and Seller fails to provide a replacement servicer satisfactory to Buyer within 120 days if requested by Buyer.

                           (l)      The board of directors of the Seller shall
fail to include at least one (1) nominee of Sovereign Bancorp, Inc. for a period in excess of ten (10) Business Days unless (i) Sovereign Bancorp, Inc. has consented in writing or (ii) such failure is due to a voluntary act by Sovereign Bancorp, Inc.

                           (m)      With respect to any Pool of Loans if the
charge-off experience exceeds the following:

                           As of the                 Cumulative Charge-Offs as a
                           Last Day                  Percentage of Funding Date
                           of the Month                   Principal Balance
                           ------------              --------------------------
                               12                                 1.5%
                               24                                 5.0%
                               36                                 7.0%
                               48                                 8.0%


                    Section 7.2 Buyer's Rights. If any Event of Purchase Termination shall occur, then, at the option of the Buyer exercised by delivery of written notice to Seller upon receipt by the Seller and of notice of the occurrence of the Event of Purchase Termination (the "Purchase Termination Notice") in addition to all other rights and remedies which Buyer may have hereunder, or otherwise at law, in equity or otherwise:

                           (a)      Buyer's commitments hereunder shall no
longer be in force, and Buyer may exercise any or all of the remedies available to Buyer hereunder or under the this Agreement. Without limiting the foregoing, Buyer shall have no further obligation to purchase any mortgage loans, or to fund any purchase;

                           (b)      Buyer shall also be entitled to set off any
sums of Seller held by Buyer or any debts owed to Seller by Buyer against any obligations owed to Buyer by Seller.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                    Section 8.1 Relationship of the Parties. It is agreed that Seller and Buyer are not partners or joint venturers and that Seller is not an agent for Buyer in originating, administering or collecting any Loan, but shall have the status of and shall act in all matters hereunder as an independent contractor.

                    Section 8.2 Sale Treatment. The sale of each Loan to Buyer shall be reflected on Seller's balance sheet and other records as a sale of assets by Seller.

                    Section 8.3 Survival of Covenants, Agreements, Representations and Warranties; Successors and Assigns. All representations, warranties, covenants and agreements made herein or in any other instrument or writing delivered hereunder or in connection with any transaction contemplated hereby or thereby, including those made by third parties for the benefit of either party, shall be considered to have been relied upon by the recipient or beneficiary thereof and shall survive the termination of this Agreement. Buyer reserves the right to proceed against third parties to enforce any representations, warranties and covenants made by them for the benefit of Seller.

                    Section 8.4 Severability. If any provision, or part thereof, of this Agreement is invalid or unenforceable under any law, such provision, or part thereof, is and will be totally ineffective to that extent, but the remaining provisions, or part thereof, will be unaffected.

                    Section 8.5 Fees and Expenses. Each of the parties hereto shall pay all legal fees and expenses incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement. Seller shall pay all reasonable legal fees and expenses incurred by Buyer as may from time to time be incurred by Buyer in connection with any enforcement of any obligation of the Seller under this Agreement. All such fees and expenses to be paid by Seller shall be promptly paid upon receipt of an invoice therefor. Notwithstanding anything to the contrary herein contained, in any action at law, in equity, arbitration or otherwise between the parties in relation to this Agreement or any transaction contemplated hereby or any Loan or other instrument or agreement required or purchased or sold hereunder or thereunder, the non-prevailing party, in addition to any other sums which such party shall be required to pay pursuant to the terms and conditions of this Agreement, at law, in equity, arbitration or otherwise, shall also be required to pay to the prevailing party all costs and expenses of such litigation, including reasonable attorney fees.

                    Section 8.6 Waivers. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

                    Section 8.7 Notices. Any notice or other communication in this Agreement provided or permitted to be given by one party to the other must be in writing and given by personal delivery or by depositing the same in the United States mail (certified mail, return receipt requested), addressed to the other party to be notified, postage prepaid. For purposes of notice, the addresses of the parties shall be as follows:

                    BUYER:       Sovereign Bank
                                 521 Park Avenue
                                 Freehold, New Jersey 07728
                                 Attention: Scott Abercrombie,
                                               Senior Vice President

                                 Copy to:      David A. Silverman,
                                               Chief Legal Officer

                    SELLER:      Mego Mortgage Corporation
                                 1000 Parkwood Circle
                                 Suite 500
                                 Atlanta, Georgia  30339
                                 Attention: Jeff S. Moore, President

                                 Copy to: Robert Chastain, Vice President and Corporate Counsel

                    The above addresses may be changed from time to time by written notice from one party to the other.

                    Section 8.8 Assignment. Seller may not and shall not assign any of its rights or obligations hereunder. Any such attempted assignment shall be null and void. The Buyer may not assign all or part of its rights hereunder; provided, however, Buyer may assign all or part of its rights with respect to any Loan or Pool of Loans Buyer has purchased.

                    Section 8.9 Captions. Paragraph or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                    Section 8.10 Entire Agreement. This Agreement, the Exhibits attached hereto and the documents referred to herein constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and, other than the Participation Agreement between the parties dated as of the date of this Agreement, there are no prior agreements, understandings, restrictions, warranties or representations between the parties with respect thereto.

                    Section 8.11 Duration of This Agreement. This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Loans by Buyer.

                    This Agreement shall terminate either: (i) 60 days after the final payment or other liquidation of the last Loan or the disposition of any Mortgaged Property with respect to the last Loan and the remittance of all funds due hereunder; or (ii) the mutual consent of Seller and Buyer in writing.

                    Section 8.12 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania without regard to any principles of conflict of laws.

                    Seller hereby agrees that any LEGAL ACTION OR PROCEEDING BY IT OR AGAINST IT WITH RESPECT TO THIS AGREEMENT, OR ANY OF THE AGREEMENTS, DOCUMENTS OR INSTRUMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF PENNSYLVANIA OR OF THE UNITED STATES OF AMERICA FOR THE EASTERN DISTRICT OF PENNSYLVANIA unless Buyer elects otherwise, and, by execution and delivery hereof, Seller accepts and consents to, for itself and in respect to its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by Buyer in writing, with respect to any action or proceeding brought by Seller against Buyer or by Buyer against Seller. Nothing herein shall limit the right of Buyer to bring proceedings against Seller in the courts of any other jurisdiction.

                    EACH OF THE SELLER AND THE BUYER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY OTHER DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF THE SELLER OR THE BUYER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE BUYER TO ENTER INTO THIS AGREEMENT.

                    Section 8.13 Recordation of Agreement. To the extent necessary under applicable law to protect the interests of Buyer, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by Seller at Seller's expense upon direction of Buyer.

                    Section 8.14 Endorsements. In the event that the remedies or other terms outlined in this Agreement conflict with the terms of any, endorsement by Seller of any Note evidencing a Loan purchased by Buyer from Seller, including, but not limited to, an endorsement stating that the assignment of the Note is without recourse, the remedies and terms of this Agreement shall govern and control.

                    Section 8.15 Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (i) consents, waivers and modifications which may hereafter be executed, (ii) documents received by any part at the closing, and (iii) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, optical storage, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

                    Section 8.16 Sale and Security Interest. It is the intention of the parties to this Agreement that the conveyance of Seller's right, title and interest in and to the Loans pursuant to this Agreement shall constitute a sale and not a pledge. If the conveyance of the Loans from the Seller to the Trustee is characterized as a pledge, it is the intention of the parties to this Agreement that this Agreement shall constitute a security agreement under applicable law, and that the Seller shall be deemed to have granted to the Buyer a first priority security interest in all of Seller's right, title and interest in, to and under the Loans, all other rights relating to and payments made in respect to the Loans in the related Pool, and all proceeds thereof to secure payment of the obligations of the Seller herein. accordingly, Seller will cooperate with Buyer and take such actions as are reasonably required by Buyer to perfect Buyer's security interest in the Loans and related assets.

                    Section 8.17 Excess Servicing Fee. Subject to the provisions of Section 5.1 and Section 3.5 of this Agreement, Buyer shall pay to Seller the Excess Servicing Fee with respect to each Pool of Loans within two Business Days after the applicable Remittance Date. Seller's right to receive the Excess Servicing Fee does not, and shall not be deemed to, constitute an interest in any Loan or Pool of Loans. Such right of the Seller to be paid the Excess Servicing Fee is solely a contractual obligation of the Buyer to the Seller.

                    Section 8.18 Further Assurances. Each party shall use its reasonable efforts to perform such other duties, furnish such reports, and execute such other documents and provide such other and further assurances in connection with this Agreement as the other party from time to time may reasonably request. The requesting party shall bear all reasonable out-of-pocket costs in connection with such actions.

                    Section 8.19 Clean up Call. The Seller may, at its option, effect an early termination of a Pool of Loans on or after any Remittance Date on which the aggregate Stated Principal Balance of a Pool is less than 10% of the Funding Date Principal Balance of such Pool. Seller shall effect such termination by repurchasing from Buyer all of the remaining Loans in such Pool at the Repurchase Price. Upon 10 Business Days written notice received from Seller, Buyer shall take such actions reasonably necessary to transfer such Loans to Seller upon receipt of the Repurchase Price in immediately available funds.

                    Section 8.20 Servicer is Third Party Beneficiary. Servicer is an express third party beneficiary of the representation of Seller set forth in Section 4.1(n) and the covenant of Buyer contained in Section 6.2(c) hereof.

                           [SIGNATURE PAGE FOLLOWS.]

                    IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written:

                                 SOVEREIGN BANK


                                 By: /s/ Scott W. Abercrombie
                                    ------------------------------------------
                                 Name:  Scott W. Abercrombie
                                        --------------------------------------
                                 Title: Senior Vice President
                                        --------------------------------------


                                 MEGO MORTGAGE CORPORATION


                                 By: /s/ Jeffrey S. Moore
                                     -----------------------------------------
                                 Name:  Jeffrey S. Moore
                                        --------------------------------------
                                 Title: President and Chief Executive Officer
                                        --------------------------------------

COMMONWEALTH OF PENNSYLVANIA            :
                                        :ss
COUNTY OF BERKS                         :


                    The foregoing instrument was acknowledged before me this _______ day of June, 1998, by _____________________, a ___________________ of
and on behalf of Sovereign Bank, a federal savings bank, who is ( ) personally known to me, or who has produced __________________________ as identification.


                                ----------------------------------------------
                                Notary Public in and for the State and County aforesaid.
                                Commission No.:
                                               -------------------------------
                                My Commission expires:
                                                      ------------------------
                                Print Notary Name:

(Notary Seal)
                                ----------------------------------------------





STATE OF_________________     :
                              :ss
COUNTY OF _______________     :


                    The foregoing instrument was acknowledged before me this _______ day of _____________, 199___, by __________________, as the
______________ of and on behalf of ______________________, a
___________________ [corporation] [limited partnership] [partnership] [limited liability company], who is ( ) personally known to me, or who has ( ) produced ______________________ as identification.


                                ----------------------------------------------
                                Notary Public in and for the State and County aforesaid.
                                Commission No.:
                                               -------------------------------
                                My Commission expires:
                                                      ------------------------
                                Print Notary Name:

(Notary Seal)
                                ----------------------------------------------